FOR IMMEDIATE RELEASE
Media Contact: Stacey Corso
510.735.2667
scorso@ziprealty.com

ZipRealty Reports Fourth Quarter and Full Year 2013 Financial Results

•	Net revenues grew 3% to $75.9 million for full year 2013 with breakeven Adjusted EBITDA for the year.
•	Fourth quarter net revenues declined 4% from prior year, while cash and cash equivalents rose to $14.3 million.
•	$3 billion in real estate sales volume closed in 2013 across both ZipRealty and PbZ platforms.
•	A 13% increase in ZipRealty agents and a 69% increase in PbZ agents at year’s end reflect the appeal of ongoing product and marketing innovations.

EMERYVILLE, Calif., March 3, 2014 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), a leading online technology-powered residential real estate brokerage firm and real estate marketing solutions provider, today announced financial results for its fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013

Net revenues were $17 million, a 4% decrease from $17.7 million in the fourth quarter last year. The Company’s net loss for the quarter was $3.7 million, or a net loss of $0.17 per share, compared to a net loss of $2 million, or a net loss of $0.10 per share, in the fourth quarter of 2012. Adjusted EBITDA for the quarter was negative $902,000, which was $914,000 lower than the prior year. The fourth quarter of 2013 net loss includes an expense of $1.7 million for a legal settlement resolving the final outstanding claim relating to ZipRealty’s former compensation practices of employee real estate agents, and an expense for related payroll taxes of $0.2 million.

Full Year 2013

Net revenues were $75.9 million, a 3% increase from $73.8 million in 2012. The Company’s net loss for the year was $5.4 million, or a net loss of $0.26 per share, compared to a net loss of $9.7 million, or a net loss of $0.47 per share, in 2012. Adjusted EBITDA for the year was $11,000, which was $812,000 lower than the prior year.

Lanny Baker, Chief Executive Officer and President of ZipRealty, commented, “As announced in January, real estate transaction activity in the markets we serve slowed during the fourth quarter of 2013. Although the total value of homes sold in our markets rose 22% year-over-year during the first nine months of 2013, that rate fell to 9% growth in the fourth quarter. ZipRealty’s total real estate sales value slowed from 8% growth in the first nine months of 2013 to a 4% decline in the fourth quarter. During this time, we performed slightly better on total home sales value relative to our markets, but not well enough to offset the reduced overall trend and this caused our transaction revenue in the fourth quarter to underperform our prior expectations. We managed expenses as the external environment shifted, and delivered breakeven Adjusted EBITDA for the full year. Cash and cash equivalents also increased compared with the start of 2013.”

“Tight seller inventory and reduced buyer activity prevail in most of ZipRealty’s owned-and-operated brokerage markets in early 2014, and we expect that transaction volume and revenue will again be lower in the first quarter of 2014 than a year ago. However, with our expanding agent force and ongoing product and training efforts to support all ZipRealty agents, we believe that the underlying transactional capacity of our brokerage business is growing and that our transaction volume will improve as we move through this year,” said Mr. Baker.

“As challenging as the last months of 2013 and the first months of 2014 have been, I am encouraged by the progress ZipRealty is making in its transformation,” he added. “We’ve just completed our second year in a row with positive Adjusted EBITDA while funding important product improvements and innovations, and also supporting the launch and early growth of our Powered by Zip business. Delivering real estate technology that generates real results is at the core of ZipRealty’s history and also at the heart of our strategy for the future. Our web and mobile platforms served approximately 24 million unique users during 2013, providing accurate and complete data covering over half of the nation’s housing market. That audience of serious real estate consumers produced more than 650,000 new client leads to the agents connected to our technology systems last year, while simultaneously incubating over 3 million customer leads already on our platform. To cap that off, our transactional platform supported more than $3 billion in total real estate transactions last year between our owned-and-operated brokerage and PbZ brokerage customers.”

“We continue to see compelling opportunities to invest in and leverage ZipRealty’s core technology offerings. There is a historic transition taking place within the real estate industry to embrace the type of digital operating practices that ZipRealty pioneered. Through recruiting technology-oriented agents into our brokerage unit and extending our end-to-end platform to other forward-thinking brokerages through PbZ, we believe we are positioned to capitalize on these opportunities,” said Mr. Baker.

Company Developments

In 2013, ZipRealty launched several major technology and product initiatives for consumers, agents and real estate brokerages, as well as a series of housing market trends reports and custom reports for the real estate industry, investment community and media. The highlights are listed below:

•	Mobile-Optimized Website: The Company released a mobile-optimized version of its website in early spring 2013 allowing consumers to search for real estate, photos, maps, school information and other in-depth data on-the-go, without needing to download an app to their mobile devices. The mobile website includes full-screen photos and easy toggling between the consumer app and mobile website.

•	Seller Center: Recognizing underserved consumer demand, ZipRealty shifted additional resources to products that focus on serving the unique needs of home sellers. In June 2013, the Company launched an online hub for home sellers, which includes three home price estimates, a custom-built home price comps tool and access to a qualified listing agent that serves as a neighborhood expert. In a recent survey, slightly more than 40% of registered home buyers on ZipRealty.com stated that they are also likely home sellers.

•	Mobile Zap CRM: In October 2013, ZipRealty launched mobile Zap for real estate agents, an app that’s fully integrated with ZipRealty.com and ZipRealty’s consumer mobile app. Mobile Zap gives agents real-time insights into their clients’ online home search activity, effectively showing agents which clients are most likely to buy a home. The total number of agents who logged into mobile Zap in the fourth quarter was 25% higher than the number of agents who logged onto desktop Zap during that same period, demonstrating that agents are gravitating toward increased mobile usage and embracing ZipRealty’s mobile products.

•	Redesigned Consumer Mobile App: ZipRealty’s mobile app continues to be rated over four stars on both iOS and Android platforms. With category-leading functionality and iOS 7 compatibility in place, mobile product development efforts in late 2013 updated the look and feel of the app with a complete UX/UI overhaul. This included the implementation of more user-friendly navigation better exposing unique in-app tools such as StreetSketch and StreetScan, as well as making it easier to contact an agent. From 2012 through 2013, there was a 44% increase in app downloads, a 34% increase in home visit requests and a 62% increase in registrations.

Powered by Zip Developments

•	New President: Xavier Zang was hired as President of Powered by Zip in June 2013. Mr. Zang joined PbZ from Microsoft Corp., where he served in various positions over the past five years, most recently as Senior Director, Marketing Solutions. As President of Powered by Zip, Mr. Zang is responsible for all aspects of the PbZ business and draws upon more than 20 years of experience in the software and professional services sectors.

•	New Clients and Agents: During 2013, Powered by Zip signed a total of seven new real estate brokerage clients, including Coldwell Banker Select Professionals in Harrisburg, Pa., in the fourth quarter. The PbZ user base also expanded dramatically in 2013, with more than 600 agents utilizing its services, which represented approximately $300 million in closed real estate transactions last year

Balance Sheet & Liquidity

As of December 31, 2013, the Company had approximately $14.3 million of cash, cash equivalents and short-term investments, with no long-term debt compared to $14.5 million as of September 30, 2013.

Financial Outlook

Based on current information, the Company expects 2014 first quarter net revenues to be in the range of $12.0 million to $12.5 million, compared to net revenues of $15.4 million in the first quarter of 2013. First quarter Adjusted EBITDA is expected to range from negative $3.5 million to negative $3.0 million, compared to negative $1.2 million in the first quarter of 2013.

The Company’s outlook for the full year anticipates improved year-over-year revenue comparisons later in the year versus the projected year-over-year revenue comparison for the first quarter and flat revenue for the full year of 2014 compared to 2013.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, and stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance, including litigation settlement charges associated with the Company’s former model for its agents, which has since been transitioned from an employee to an independent contractor model. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss), is provided in the attached tables.

Conference Call Details

A conference call to report fourth quarter and full year financial results for 2013 will be webcast live on Monday, March 3, 2014, at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing (800) 901-5213, passcode: 81978635. A replay of the call will also be available through March 10, 2014, at (888) 286-8010, passcode: 94156864.

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About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via its website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 20 markets.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding the Company`s expected transaction volume and revenue in the first quarter of 2014, expanding agent force, ongoing product and training efforts, growth in the transactional capacity for the owned-and-operated business, improvement in transaction volume as the year progresses, opportunities to invest in and leverage ZipRealty’s core technology offerings, including through recruiting agents and extending the Company’s platform through Powered by Zip, growth in adoption of ZipRealty’s mobile products, and statements under "Financial Outlook" concerning expected net revenues and Adjusted EBITDA for the first quarter of 2014, expected year-over-year revenue comparisons during 2014, and expected flat revenue for full year 2014 compared to the prior year. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company`s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company`s ability to reverse market share declines, to build its new and unproven Powered by Zip business, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to access capital to grow its business profitably, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company`s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company`s intellectual property rights, the Company’s ability to successfully adapt to changes in the management team and key personnel, and other risk factors set forth in the Company`s Form 10-K for the year ended December 31, 2012. The forward-looking statements included in this release are made as of today`s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts and operating data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net revenues	$16,980	$17,692	$75,853	$73,820

Operating costs and expenses
Cost of revenues	9,837	10,056	43,674	40,661
Product development (1)	2,020	1,733	7,608	6,957
Sales and marketing	5,354	4,796	21,205	20,490
General and administrative	1,562	1,879	6,713	7,795
Litigation charge	1,915	825	2,003	5,825
Restructuring charges, net	(33)	296	33	1,686
Total operating costs and expenses	20,655	19,585	81,236	83,414

Loss from operations	(3,675)	(1,893)	(5,383)	(9,594)
Interest income	1	4	6	22
Loss before income taxes	(3,674)	(1,889)	(5,377)	(9,572)
Provision for income taxes	12	106	59	106

Net Loss	$(3,686)	$(1,995)	$(5,436)	$(9,678)

Net loss per share:
Basic and diluted	$(0.17)	$(0.10)	$(0.26)	$(0.47)

Weighted average common shares outstanding:
Basic and diluted	21,569	20,659	21,071	20,641

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,692	1,584	1,540	1,701
Number of agents at end of period	1,745	1,540	1,745	1,540
Total value of real estate transactions closed during period (in millions)	$610.5	$632.6	$2,714.8	$2,617.6
Number of transactions closed during period (3)	2,130	2,395	9,731	10,418
Average net revenue per transaction during period (4)	$7,337	$6,831	$7,184	$6,577
Same market number of agents at beginning of period	1,692	1,583	1,540	1,615
Same market number of agents at end of period	1,745	1,540	1,745	1,540
Same market total value of real estate transactions closed during period (in millions)	$610.5	$632.6	$2,714.8	$2,584.4
Same market number of transactions closed during period (3)	2,130	2,395	9,731	10,299
Same market average net revenue per transaction during period (4)	$7,337	$6,831	$7,184	$6,578

(2) Supplemental operating data includes owned-and-operated markets only.

(3) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4) Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for (benefit from) income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance including litigation settlement charges associated with our former model for agents, which has since been transitioned from an employee to an independent contractor model. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net loss as reported	$(3,686)	$(1,995)	$(5,436)	$(9,678)
Add back
Interest income	(1)	(4)	(6)	(22)
Provision for income tax	12	106	59	106
Depreciation and amortization	518	489	1,947	1,807
Stock-based compensation expense	373	295	1,411	1,179
Restructuring charges, net (5)	(33)	296	33	1,606
Litigation (non-core operations)	1,915	825	2,003	5,825
Non-GAAP Adjusted EBITDA	$(902)	$12	$11	$823

(5) Restructuring charges, net for 2012 Adjusted EBITDA reconciliation purposes exclude $80,000 of non-cash stock based compensation expense associated with a modification of certain awards previously granted to employees affected by the restructuring which are reflected in the stock-based compensation expense line.

ZipRealty, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$14,311	$12,921
Accounts receivable, net of allowance of $7 and $15, respectively	975	1,496
Prepaid expenses and other current assets	1,401	1,763

Total current assets	16,687	16,180

Restricted cash	210	500
Property and equipment, net	3,142	2,387
Other assets	145	362

Total assets	$20,184	$19,429

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,100	$823
Accrued expenses and other current liabilities	6,171	4,293
Accrued restructuring charges, current portion	44	221

Total current liabilities	7,315	5,337

Other long-term liabilities	586	592

Total liabilities	7,901	5,929

Stockholders' equity
Common stock: $0.001 par value; 100,000 shares authorized: 25,263 and 24,303
shares issued and 21,647 and 20,692 outstanding, respectively	25	24
Additional paid-in capital	163,680	159,430
Accumulated other comprehensive income (loss)	-	-
Accumulated deficit	(133,770)	(128,334)
Treasury stock, at cost: 3,615 and 3,610 shares, respectively	(17,652)	(17,620)
Total stockholders' equity	12,283	13,500

Total liabilities and stockholders' equity	$20,184	$19,429

ZipRealty, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(5,436)	$(9,678)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,947	1,807
Stock-based compensation expense	1,411	1,179
Non-cash restructuring charges	-	3
Provision for doubtful accounts	12	(15)
Amortization of short-term investment premium	-	44
Loss on disposal of property and equipment	-	11
Changes in operating assets and liabilities
Accounts receivable	509	(272)
Prepaid expenses and other current assets	356	234
Other assets	217	(123)
Accounts payable	277	(273)
Accrued expenses and other current liabilities	1,878	(44)
Accrued restructuring charges, current portion	(177)	(29)
Other long-term liabilities	(6)	(189)
Net cash provided by (used in) operating activities	988	(7,345)

Cash flows from investing activities
Restricted cash	290	-
Proceeds from sale or maturity of short-term investments	-	9,460
Purchases of property and equipment	(2,646)	(1,980)
Proceeds from sale of fixed assets	-	15
Net cash provided by (used in) investing activities	(2,356)	7,495

Cash flows from financing activities
Proceeds from stock option exercises	2,790	144
Acquisition of treasury stock	(32)	(7)
Net cash provided by financing activities	2,758	137
Net increase in cash and cash equivalents	1,390	287

Cash and cash equivalents at beginning of period	12,921	12,634

Cash and cash equivalents at end of period	$14,311	$12,921